CNF INC.
                    VALUE MANAGEMENT PLAN

              (2004 AMENDMENT AND RESTATEMENT)

1.   Purpose; Effective Date; Administration

1.1  Purpose

The purpose of the CNF Inc. Value Management Plan (the "Plan"), as hereby amended and restated, is to provide eligible employees of CNF Inc. (the "Company") and its subsidiaries or affiliates with long term compensation that is linked to the Company's mission of creating long-term shareholder value.

This Plan is adopted pursuant to the Company's 1997 Equity and Incentive Plan, as amended (the "1997 Plan") in order to provide for the grant of "Other Cash-Based Awards" (as defined in the 1997 Plan), and is subject to all of the applicable terms and provisions of the 1997 Plan.

1.2  Effective Date

The Plan shall be effective December 1, 1999 (the "Effective Date"). The effective date of this 2004 Amendment and Restatement of the Plan is December 1, 2003[January 1, 2004]. The terms and conditions applicable to awards made with respect to Award Cycles commencing prior to January 1, 2004 shall be subject to the terms of this Plan as in effect immediately prior to this 2004 Amendment and Restatement

1.3  Administration

The Plan shall be administered by the Compensation Committee (the "Committee") of the Board of Directors of the Company (the "Board"). The Committee shall interpret the Plan and determine the amount, time and form of award payments for eligible employees. Decisions by the Committee are final and binding on all parties.

2.   Award Cycles; Eligibility; Vesting

2.1  Award Cycles

"Award  Cycle" means a period of three consecutive  calendar
years.   Each Award Cycle shall be identified by  its  first
calendar year. For example, the 2004 Award Cycle runs from January 1, 2004 to December 31, 2006.

2.2  Award Payout

"Award Payout" means, for any Award Cycle, the cash award that a Participant is eligible to receive under the Plan for that Award Cycle.

2.3  Eligibility

The Committee shall designate the employees eligible to participate in an Award Cycle. A "Participant" must be an employee of the Company or one of its subsidiaries or affiliates as designated by the Committee, and must be designated as eligible as of the beginning of each Award Cycle. The Company shall maintain in its records a list of Participants for each Award Cycle.

The Committee shall also designate, for each Participant during each Award Cycle, whether such Participant's Absolute Performance Payout (as such term is defined in Section 3.1) Award Payout is to be based upon the performance of (i) the Company, (ii) a subsidiary of the Company, (iii) a business unit or division of the Company or a subsidiary, or (iv) a combination of the foregoing. Any entity upon whose performance an Absolute Performance Payout Award Payout is based, in whole or in part, whether such entity is the Company, a subsidiary of the Company, or a business unit or division of the Company or a subsidiary, is referred to herein as a "Business Unit." The terms and conditions applicable to awards made to Participants for an Award Cycle need not be identical.

2.4  Vesting

A Participant shall become vested in his or her right to receive an Award Payout if the Participant is continuously employed by the Company or one of its Business Units throughout the entire applicable Award Cycle or until the occurrence of one of the events described below. A Participant who terminates from the Company before the last day of an Award Cycle shall forfeit his or her right to receive an Award Payout unless the departure coincides with one of the following (in which case the Participant's right to receive an Award Payout shall vest):

     (a)  The Participant's death.

     (b) The Participant's disability as defined in the Company's Long Term Disability Plan or a successor to that plan.
     (c) The Participant's (i) early retirement under the Company's tax qualified Retirement Plan if the Participant elects within 60 days from the last day of regular employment to receive monthly pension benefits under such Retirement Plan starting on the first day of the month following the last day of employment, or (ii) normal or deferred retirement under such Retirement Plan.

In  addition,  a  Participant's right to  receive  an  Award
Payout shall vest upon the occurrence of a Change in Control.1

Award Payouts that vest pursuant to this Section 2.4 shall be payable as provided in Section 3.3.

2.5  Change in Control

"Change in Control" means the occurrence of an event described in any one of the following clauses (a) through
(f):

     (a) any "person," as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (other than (A) the Company or its affiliates, (B) any trustee or other fiduciary holding securities under an employee benefit plan of the Company or its affiliates, and (C) any corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of the common stock, par value $0.625 per share, of the Company), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such person any securities acquired directly from the Company or its affiliates) representing 25% or more of the combined voting power of the Company's then outstanding voting securities;

     (b) the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the Effective Date, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company's stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the Effective Date or whose appointment, election or nomination for election was previously so approved or recommended;

     (c) there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving or parent entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving or parent entity outstanding immediately after such merger or consolidation or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no "person" (as defined above), directly or indirectly, acquired 25% or more of the combined voting power of the Company's then outstanding securities (not including in the securities beneficially owned by such person any securities acquired directly from the Company or its affiliates);

     (d) the stockholders of the Company approve a plan of complete liquidation of the Company or there is consummated an agreement for the sale or disposition by the Company of assets having an aggregate book value at the time of such sale or disposition of more than 75% of the total book value of the Company's assets on a consolidated basis (or any transaction having a similar effect), other than any such sale or disposition by the Company (including by way of spin-off or other distribution) to an entity, at least 50% of the combined voting power of the voting securities of which are owned immediately following such sale or disposition by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale or disposition;

     (e) there is consummated the sale or other disposition by the Company, however effected, of at least two of the three primary business units of the Company, whether in a single transaction or in a series of transactions occurring within an 18-month period, and whether or not one or both of such business units constitute part of a larger enterprise at the time of the sale or other disposition; provided, however, that this clause (e) shall apply only to GranteesParticipants who are employed by the Company and shall not apply to GranteesParticipants who are employed by the Company's business units; and provided further, that the Board may, upon notice to the affected GranteesParticipants given at any time, terminate this clause (e) without the consent of such GranteesParticipants, except that any such notice shall not be effective to terminate this clause (e) if a Change in Control occurs pursuant to this clause (e) within 90 days after such notice is given; or

     (f) there is consummated the sale or other disposition, however effected, of one of the primary business units of the Company, or the sale or other disposition by the Company, however effected, of the Emery Worldwide Airlines, Inc. business unit, whether or not such business unit constitutes part of a larger enterprise at the time of the sale or other disposition; provided, however, that this
, clause (f) shall apply only to GranteesParticipants (i) who immediately prior to such sale or other disposition, were employed by the business unit that is sold or otherwise disposed of and (ii) who are not employed by the Company or any of its Subsidiaries immediately following such sale or other disposition.

          As used in clauses (e) and (f) above:

          (i) "primary business units" means Con-Way Transportation Services, Inc., Menlo Worldwide Forwarding, Inc. and Menlo Logistics, Inc., and

          (ii) a "sale or other disposition" of a business unit includes:

              (A) a sale by the Company of the then outstanding shares of capital stock of the business unit having more than 50% of the then existing voting power of all outstanding securities of the business unit, whether by merger, consolidation or otherwise;

              (B) the sale of all or substantially all of the assets of the business unit; and

              (C) any other transaction or course of action (including, without limitation, a spin-off or other distribution) engaged in, directly or indirectly, by the Company or the business unit that has a substantially similar effect as the transactions of the type referred to in clause (A) or (B) above;


               it being the intent that a sale or other disposition of a business unit occurs even if
               (x) such business unit constitutes part of a larger enterprise at the time of the relevant sale or disposition transaction and (y) such sale or disposition transaction involves such larger enterprise (such as, by way of example and without limitation, when one or more business units are subsidiaries of a common parent and either (A) the common parent is spun-off or (B) there is consummated a sale of the stock or other equity interests in the common parent having more than 50% of the then existing voting power of all outstanding securities of the common parent).

          The foregoing notwithstanding, (1) a sale or other disposition of a business unit shall not be deemed to have occurred for purposes of clauses (e) and
          (f) above (x) except in the case of a transaction described in clause (B) above, so long as the Company or any of its Affiliates (as such term is defined in Rule 12b-2 under the Exchange Act), individually or collectively, own the then outstanding shares of capital stock of the business unit having 50% or more of the then existing voting power of all outstanding securities of the business unit, or (y) in the event of the sale of shares of capital stock of the business unit (or the sale of shares or other equity interests in any parent company of such business unit) to any trustee or other fiduciary holding securities under an employee benefit plan of the Company, the business unit or any other Affiliate of the Company, and (2) a sale or other disposition of a business unit shall not be deemed to have occurred for purposes of clause (f) above in the event of the sale or distribution of shares of capital stock (including, without limitation, a spin-off) of the business unit to shareholders of the Company, or the sale of assets of the business unit to any corporation or other entity owned, directly or indirectly, by the shareholders of the Company, in either case in substantially the same proportions as their ownership of stock in the Company.

3.   Awards

3.1  Award Payouts

Subject to Section 3.4 and the other terms and provisions of this Plan, a Participant shall be eligible to receive an Award Payout, payable as provided in Section 3.2, in an amount equal to the sum of such Participant's (i) Absolute Performance Payout and (ii) Relative Performance Payout.

Establishment of Total Target Award. Not later than 90 days following the commencement of an Award Cycle, the Committee shall establish a Total Target Award or an Award Opportunity with respect to each Participant who is participating in such Award Cycle.

Absolute Performance Component. Not later than 90 days following the commencement of an Award Cycle, the Committee shall establish the Absolute Performance Matrix for each Business Unit for that Award Cycle. As soon as practicable following the end of an Award Cycle, the Committee shall certify the Absolute Performance Payout Percentage for each Business Unit for such Award Cycle.

the calculations with respect to the Company's Cumulative EBITDA and Average Pre-tax ROCE for such Award Cycle shall be performed by [the Company's outside auditors or such other party or parties as the Committee shall designate]. Within [45 days] following the end of an Award Cycle, the Company's achievement with respect to Cumulative EBITDA and Average Pre-tax ROCE, and the determination of each Participant's Absolute Performance Payout Percentage, shall be certified by the Committee. The Committee shall then determine the Participants' Absolute Performance Payouts.

Relative Performance Component. Not later than 90 days following the commencement of an Award Cycle, the Committee shall establish the Relative Performance Table. As soon as practicable following the end of an Award Cycle, the Committee shall certify the Relative Performance Payout Percentage for such Award Cycle.

the calculations with respect to the Company's TSR and the TSR of the component companies of the DJTA shall be performed by [the Company's outside auditors or such other party or parties as the Committee shall designate]. Within [45 days] following the end of an Award Cycle, the Company's TSR ranking against the TSR of the component companies of the DJTA, and the determination of each Participant's Relative Performance Payout Percentage, shall be certified by the Committee. The Committee shall then determine the Participants' Relative Performance Payout.

For purposes of this Section 3.1, the following terms shall have the meanings hereinafter set forth:

"Absolute Performance Matrix" means a table comprised of two axes, one axis showing Cumulative EBITDA targets for the applicable Business Unit(s) for an Award Cycle, and the second axis showing Average ROCE targets for the applicable Business Unit(s). No Absolute Performance Payout will be made for performance below the minimum Cumulative EDITDA and Average ROCE shown on the Absolute Performance Matrix. Each Absolute Performance Matrix shall have a point at and below which no Absolute Performance Payout will be made and a point beyond which no additional Absolute Performance Payout will be made (with the maximum payout pursuant to each Absolute Performance Matrix being 200% of a Participant's Absolute Performance Target Award). The intersection points on the Absolute Performance Matrix shall be expressed as percentages. An illustrative example of an Absolute Performance Matrix is shown in Appendix A annexed hereto.

"Absolute Performance Payout" means the product of (a) a Participant's Absolute Performance Target Award and (b) the
Absolute Performance Payout Percentage.

"Absolute Performance Payout Percentage" means a percentage indicated on the Absolute Performance Matrix for an Award Cycle which reflects the actual Cumulative EBITDA and Average ROCE of the applicable Business Unit(s) for such Award Cycle. For purposes of determining a Participant's Absolute Performance Payout Percentage, straight-line interpolation shall be utilized to the extent necessary to reflect results that fall between the percentages indicated on the Absolute Performance Matrix.

"Absolute Performance Target Award" means the product, rounded to the nearest whole Dollar, of (a) a Participant's
Total Target Award and (b) the fraction 2/3number 0.6667.

"Average ROCE" means, with respect to a Business Unit for an Award Cycle, the arithmetic average of Return on Capital
Employed of such Business Unit as determined for each year of the Award Cycle.

"Award  Opportunity" means a percentage of  a  Participant's
Beginning Base Salary, which percentage shall be established by the Committee in its discretion.

"Beginning Base Salary" means a Participant's annual base salary as as in effect during the first year at the time of the commencement of an Award Cycle, after giving effect to any adjustment made to such Participant's annual base salary in such year in connection with the annual review and adjustment of executive salaries generally.

"Capital Employed" means, with respect to a Business Unit for each year during an Award Cycle, a twelve-month average, determined as of the end of such year, of total assets minus current liabilities, plus short-term debt and current maturities of long-term debt.

"Cumulative EBITDA" means the sum of the EBITDA of the applicable Business Unit(s) for each year in the Award
Cycle.

"DJTA Companies" means, for any Award Cycle, the Dow Jones Transportation Average, as reported in the Wall Street Journal as of [____].companies (other than the Company) that were included in the Dow Jones Transportation Average for the entirety of such Award Cycle.

"EBITDA" means, with respect to any year in an Award  Cycle, the  applicable  Business Unit's earnings  before  interest,
taxes,   depreciation   and  amortization,   calculated   in
accordance with GAAP.

"GAAP" means [United States] generally accepted accounting principles.

"Relative Performance Target Award" means the product, rounded to the nearest whole Dollar, of (a) a Participant's
Total Target Award and (b) the fraction 1/3number 0.3333.

"Relative Performance Payout" means the product of (a) a Participant's Relative Performance Target Award and (b) the
Relative Performance Payout Percentage.

"Relative Performance Payout Percentage" means a percentage indicated on the Relative Performance Table for an Award Cycle, which reflects the Company's applicable Business Unit'spercentile ranking in TSR for such Award Cycle against the component companies of the DJTA Companies. For purposes of determining a Participant's Relative Performance Payout Percentage, straight-line interpolation shall be utilized to the extent necessary to reflect results that fall between the percentile rankings indicated on the Relative Performance Table.

"Relative Performance Table" means a table determined by the Committee for an Award Cycle, pursuant to which the TSR of the Company applicable Business Unit(s) for such Award Cycle shall be percentile ranked against the TSR of the component companies of the DJTA Companies for such Award Cycle. Each Relative Performance Table shall have a point at and below which no Relative Performance Payout shall be made and a point beyond which no additional Relative Performance Payout shall be made (the maximum payout pursuant to each Relative Performance Table shall be 200% of a Participant's Relative Performance Target Award). An illustrative example of a Relative Performance Table is shown in Appendix A attached hereto.

"Return on Capital Employed" means, with respect to a Business Unit for each year of an Award Cycle, income before income taxes and interest expense of such Business Unit for such year, divided by Capital Employed of such Business Unit for such year.

"Total Shareholder Return" or "TSR" for any company means the percentage (expressed as a decimal) obtained by dividing
(i) the sum of (a) the appreciation in the value of a share of common stock of such company during an Award Cycle, as measured by the difference between the market price of such share of stock at the beginning and end dates of such Award Cycle, plus (b) the dividends payable on such share of common stock during such Award Cycle, divided by (ii) the market price of such share of stock at the beginning date of such Award Cycle. For purposes of determining "Total Shareholder Return," (x) the term "market price" shall mean the average closing price of such share of stock for the 60 trading days immediately preceding the applicable date, and
(y) appropriate adjustments shall be made to reflect stock splits, reverse stock splits, spinoffs, recapitalizations and other similar transactions to the extent that they materially alter the equity value of a share of common stock.

"Total Target Award" means, with respect to a Participant for an Award Cycle, such Participant's Beginning Base Salary multiplied by such Participant's Award Opportunity.

3.2  Payment of Award

Except as otherwise provided in Section 3.3, the Company shall pay a Participant's award for an Award Cycle to the Participant in a lump sum of cash within 60 days after the end of such Award Cycle, unless the Participant has made a valid election to defer payment under the CNF Inc. Deferred Compensation Plan for Executives.

3.3  Payments Upon Early Vesting

In the event that, pursuant to Section 2.4, a Participant shall become vested in his or her right to receive an Award Payout prior to the end of an Award Cycle, then (i) the Award Cycle applicable to such Participant shall be deemed to have ended (A) in the case of a Change in Control, as of the end of the month immediately preceding such Change in Control and (B) in all other cases, as of the end of the calendar year in which such vesting occurs, (ii) the Award Payout shall be determined pursuant to Section 3.1 based upon the actual performance of the applicable Business Unit(s) and the Company for such Award Cycle, and (iii) such Award Payout shall be paid to such Participant within 60 days after the end of such Award Cycle or, in the event of a Participant's death, as provided in the next paragraph.

In the event of a Participant's death, the Award Payout payable to the Participant for an Award Cycle shall be paid to the Participant's Beneficiary. "Beneficiary" means the person or persons designated by the Participant pursuant to a beneficiary designation form properly completed and delivered to the Corporate Secretary. If no such beneficiary designation is made, then the award shall be paid to the Participant's estate. Payment to the Beneficiary shall be made within 60 days after the end of the applicable Award Cycle; provided, however, that if the Participant had elected deferral of the Award Payout under the Company's Deferred Compensation Plan for Executives with payment in installments, the Committee may choose, in its sole discretion upon application by the Beneficiary, to make payment to the Beneficiary in accordance with the elected installment schedule as though the date of death was the date of retirement.

3.4  Adjustments

Subject to the terms of the 1997 Plan, in the event that the Committee determines (i) that the Award Payout payable to one or more Participants for an Award Cycle has been materially affected as a result of events or circumstances that were unanticipated at the beginning of the Award Cycle and/or extraordinary in nature and (ii) that the goals of the Plan would be frustrated if adjustments were not made to such Award Payouts, then the Committee, in its sole discretion, may make such adjustments to such Award Payouts as it deems appropriate, which adjustments may have the effect of increasing or decreasing the amount of the Award Payouts [(to the extent permitted under Section 162(m) of the Internal Revenue Code of 1986, as amended)] otherwise payable pursuant to this Plan.

3.5  Special Award Cycles

Notwithstanding any provision thereof to the contrary, the Committee may elect at any time and from time to time to designate employees to participate in special Award Cycles, which may be periods of one, two or three years. All designations and determinations required under the Plan with respect to such special Award Cycles (including, without limitation, those under Section 2.3 and 3.1) shall be made prior to or within 90 days after the commencement of the special Award Cycle.

4.   Amendment; Termination

4.1  Amendment

The Committee may amend the Plan at any time by notice to the Participants, except that no amendment shall reduce the award determined for an Award Cycle that has ended before the date of the Amendment.

4.2  Termination

The   Committee  may  terminate  the  Plan  at   any   time.
Notwithstanding the termination of the Plan, the Award Payouts for each Award Cycle then in progress shall be calculated, and be payable, following the completion of each such Award Cycle, in accordance with the provisions of Sections 3.1 through 3.4.

5.   Claims Procedure

5.1  Submission of Claims

Any   person   claiming   an   award   or   requesting    an
interpretation, ruling or information under the Plan shall present the request in writing to the Committee, which shall respond in writing.

5.2  Initial Denial

Notice of an initial denial shall normally be given within 90 days of receipt of the claim or request or no later than 180 days if special circumstances require an extension of time. The written notice of denial shall state the following:

     (a) The reasons for the denial, with specific reference to the Plan provisions on which the denial is based.

     (b) A description of any additional materials or information required and an explanation of why it is necessary.

5.3  Review of Denied Claim

Any person whose claim or request is denied or who has not received a response within the time period described above may request review by notice to the Committee. The original decision shall be reviewed by the Committee, which may, but shall not be required to, grant the claimant a hearing. On review, whether or not there is a hearing, the claimant may have representation, examine pertinent documents and submit issues and comments in writing.

5.4  Decision on Review

The decision on review shall ordinarily be made within 60 days. If an extension of time is required for a hearing or other special circumstances, the claimant shall be so notified and the time limit shall be 120 days. The decision shall be in writing and shall state the reasons and the relevant plan provisions. All decisions on review shall be final and bind all parties concerned.

6.   General Provisions

6.1  Attorneys Fees

If suit or action is instituted to enforce any rights under this Plan, the prevailing party may recover from the other party reasonable attorneys' fees at trial and on any appeal.

6.2  Applicable Law

This Plan shall be governed by and construed in accordance with the laws of the State of California, except as preempted by federal law.

6.3  Notice

Any notice under this Plan shall be in writing and shall be effective when actually delivered or, if mailed, when deposited as first class mail postage prepaid. Mail to the Company shall be directed to 3240 Hillview Avenue, Palo Alto, CA 94304, or to such other address as the Company may specify by notice to all Participants. Mailed notices to a Participant shall be directed to the Participant's last known home address shown in the Company's records. Notices to the Committee shall be sent to the Company's address.

6.4  No Assignment or Alienation

The rights of a Participant or Beneficiary under this Plan are personal. No interest of a Participant or Beneficiary may be directly or indirectly assigned, transferred, or encumbered. A Participant's or Beneficiary's rights to awards payable under this Plan are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, or encumbrance. Such rights shall not be subject to the debts, contracts, liabilities, engagement or torts of the Participant or Beneficiary.

6.5  Tax Withholding

The Company shall make any required withholding of income taxes and of the employee's share of FICA and any other applicable payroll taxes from payments made under this Plan. If such withholding is required before the date of payment of amounts deferred under this Plan, the Company shall pay the required amount and withhold it from other compensation payable to the Participant.

6.6  Payment to Impaired Person

The Committee may decide that because of the mental or physical condition of a person entitled to payments, or because of other relevant factors, it is in the best interest to make payments to others for the benefit of the person entitled to payment. In that event, the Committee may, in its discretion, direct that payments be made to any of the following:

     (a)  To a parent or spouse or a child of legal age.

     (b)  To a legal guardian.

     (c) To one furnishing maintenance, support, or hospitalization.